UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 1, 2009

SOUND FINANCIAL, INC.
(Exact name of Registrant as specified in its Charter)

United States	000-52889	26-0776123
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Effective November 1, 2009, Sound Community Bank (the “Bank”), the wholly owned operating subsidiary of Sound Financial, Inc. (the “Company”), entered into employment agreements with Matt P. Deines and Matthew F. Moran, each a “named executive officer” of the Company, as well as with two other executive officers of the Bank.  Mr. Deines is an Executive Vice President and the Chief Financial Officer of the Company and the Bank.  Mr. Moran is an Executive Vice President and the Chief Lending Officer of the Bank.

Each of the agreements has a two-year term with continuing annual one-year extensions, subject to approval by the board of directors.  The agreements provide for an initial annual base salary of not less than their existing salaries, which are to be reviewed annually by either the Board of Directors of the Bank or the Compensation Committee of the Company.  The employment agreement provides for no salary reductions; participation in bonuses as authorized or declared by the Board of Directors of the Bank or the Compensation Committee of the Company, as the case may be; and participation in any other retirement and employee benefit plans, group insurance and other benefits provided to full time Bank employees generally and in which executive officers participate.

Under each of the employment agreements, if the executive officer’s employment is terminated by the Bank for any reason other than cause, death, retirement, or disability, or if he resigns following certain events such as relocation or demotion, he will be entitled to his salary for the remaining term of the agreement and continued eligibility under the health benefit programs for executive officers.  The value of compensation and benefits payable under the agreement is capped so as to prevent imposition of the golden parachute tax under Section 280G of the Internal Revenue Code.  The employment agreements include an agreement not to compete with the Bank and the Company in the delivery of financial services for so long as the executive receives any payments provided for under the agreements, as well as limited non-disclosure and non-solicitation provisions.

The above summary of the employment agreements does not purport to be a complete description of the agreements and is qualified in its entirety by reference to the agreements attached hereto as exhibits.

Item 9.01  Financial Statements and Exhibits

(c)           The following exhibit is filed as part of this report.

Exhibit No.	Description

10.1	Employment Agreement of Scott Boyer
10.2	Employment Agreement of Marlene Price
10.3	Employment Agreement of Matthew Moran
10.4	Employment Agreement of Matthew Deines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL, INC.

Date: November 4, 2009	By:	/s/ Laura Lee Stewart
Laura Lee Stewart President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement of Scott Boyer
10.2	Employment Agreement of Marlene Price
10.3	Employment Agreement of Matthew Moran
10.4	Employment Agreement of Matthew Deines